Exhibit 10(w)

AMENDMENT NO. 1 TO

SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICING AGREEMENT (this “Amendment”) dated as of April 30, 2003, by and between AARON RENTS, INC., a Georgia corporation (“Sponsor”) and SUNTRUST BANK, a banking corporation organized and existing under the laws of the State of Georgia having its principal office in Atlanta, Georgia (the “Servicer”).

W I T N E S S E T H:

WHEREAS,  in order to make available a loan facility to certain franchisees of Sponsor, the Sponsor, Servicer, and each of the other lending institutions listed on the signature pages thereto (the “Participants”), entered into that certain Loan Facility Agreement and Guaranty, dated as of dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Loan Facility Agreement and Guaranty dated as of October 31, 2002  and as amended by that certain Amendment No. 2 to Loan Facility Agreement and Guaranty dated as of the date hereof (as amended or modified, the “Loan Facility Agreement”);

WHEREAS, in order to expedite the ongoing operations of the loan facility, Sponsor and the Servicer entered into that certain Servicing Agreement, dated as of March 30, 2001 (as amended or modified, the “Servicing Agreement”) to set forth certain agreements regarding fees and operations;

WHEREAS, the Sponsor has requested, and the Servicer and the Participants have agreed, to enter into certain amendments to the Loan Facility Agreement;

WHEREAS, the Sponsor, the Participants and the Servicer wish to enter into this Amendment to set forth their understandings regarding the amendments;

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.               Definitions.  All terms used herein without definition shall have the meanings set forth for such terms in the Servicing Agreement.

2.             Amendments

(a)           Section 2.1(a) of the Servicing Agreement is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

(a)           Approval Process.

In the event that Sponsor desires that Servicer establish a Loan Commitment under the Operative Documents, Sponsor shall forward to Servicer an appropriate Funding Approval Notice no later than thirty (30) days prior to the anticipated Closing Date of such Loan Commitment.  Such Funding Approval Notice shall indicate whether the requested Loan Commitment is a Startup Franchisee Loan Commitment or an Established Franchisee Loan Commitment and shall contain the following information:

(i)  the Franchisee’s legal name and State of organization;

(ii) the amount of the Revolving Loan Commitment if applicable;

(iii) the amount of the Term Loan Commitment if applicable;

(iv) the applicable interest rate for such Loan;

(v)  the amount of the Commitment Fee, which shall not exceed 100 basis points;

(vi)  a copy of the Franchisee’s executed franchise application authorizing release of all information set forth therein or delivered in connection therewith to Servicer;

(vii) the amortization period with respect to any Established Franchisee Term Loan;

(viii)  the Franchisee’s federal tax identification number or social security number;

(ix)  the legal address(es) (including county) of the Franchisee’s residence or principal place of business, each store location, and the site(s) where any Collateral to be pledged as security for the Loan is stored, together with any other corporate or tradenames used by the Franchisee in the last five (5) years;

(x)  if the Franchisee is a corporation, copies of the Franchisee’s Articles or Certificate of Incorporation, certified by the Secretary of State of its incorporation, copies of the Franchisee’s by-laws and current incumbency certificate, if the Franchisee is a partnership, a copy of the current partnership agreement, if the Franchisee is a limited liability company, a copy of the current operating or limited liability company agreement and if the Franchisee is a sole proprietor, a Statement of Sole Proprietorship in the form provided by Servicer;

(xi)   good standing certificate from the Secretary of State in which the Franchisee is organized or formed;

(xii)  for any Established Franchisee Loan Commitment, a detailed description of the financial covenants to be included in the Established Franchisee Loan Agreement, including any defined terms used in such financial covenants; and

(xiii) such other information as Servicer shall reasonably request, including, without limitation, a listing of all Subsidiaries of the Franchisee, a listing of all Guarantors and a listing of all Permitted Liens.

The Funding Approval Notice shall contain a statement that Sponsor has approved the Franchisee for a franchise license and for participation in the Franchisee Loan Program and shall also state that the Sponsor consents to the liens in favor of Servicer provided for therein.

(b)  the last three unnumbered paragraphs of Section 2.2 of the Servicing Agreement are hereby amended by deleting such unnumbered paragraphs in their entirety and substituting the following in lieu thereof:

To the extent that any of the foregoing items (other than the Loan Agreement or Master Note) have been provided by the relevant Franchisee in connection with a prior Loan, Sponsor may waive the requirement that such documents be prepared by the Servicer or executed by the Franchisee.  If the Franchisee is a Startup Franchisee, at the request of the Sponsor set forth in the Funding Approval Notice, the Servicer will prepare a Commitment Letter and forward such Commitment Letter with the Legal Forms to the Franchisee.

In addition, Servicer shall engage a nationally recognized service to perform searches of the Uniform Commercial Code jurisdictions listed by the Sponsor in the Funding Approval Notice.  Prior to the Closing Date, Servicer shall prepare appropriate UCC financing statements to be filed in connection with the Loan and will arrange for them to be filed in the appropriate filing offices.

Servicer shall prepare and shall execute the Loan Documents where required and forward copies of the executed documents to the Franchisee and, if requested by the Sponsor, to the Sponsor.  Franchisee shall execute and deliver to the Servicer  prior to the funding of the initial Advance to such Borrower the Loan Documents and the Sponsor shall provide the Servicer with either (1) the name, address and telephone number of the representative of Sponsor who will be closing the Loan, or (2) if no such representative is to be present, an authorization for the Servicer to close the Loan without any further authorization from Sponsor upon receipt of signed, notarized Loan Documents for such Loan.  If requested in writing by the Sponsor, the Servicer shall give copies of the executed Loan Documents to Sponsor.  In addition, Sponsor shall cause the Borrower to forward or to have forwarded to Servicer a Certificate of Insurance evidencing the Borrower’s ownership of liability insurance and of property and casualty insurance in an amount not less than the greater of (i) the Loan Commitment, or (ii) the full replacement cost of the Collateral, which certificate shall name Servicer as sole loss payee and additional insured and shall also provide that Servicer shall receive thirty (30) days’ prior written notice at

SunTrust Bank
Strategic Partners Program
Attn: Aaron Rents Program Manager
PO Box 4418
Mail Code 1923
Atlanta, GA 30302

of any lapse, termination or cancellation of the insurance policies referenced on such certificate.  The Servicer shall have no obligation to obtain such Certificate of Insurance or to notify Sponsor of any Borrower’s failure to deliver such Certificate of Insurance or to notify Sponsor of the contents thereof.

(c)  The Servicing Agreement is hereby amended by deleting third paragraph of Section 2.3(c) in its entirety and substituting the following in lieu thereof:

In addition, each Established Franchisee Loan Agreement shall provide that the aggregate outstanding principal amount of all Advances made by Servicer to the relevant Established Franchisee shall not at any time exceed an amount equal to the relevant Established Franchisee Borrowing Base.

(d) The Servicing Agreement is hereby amended by deleting Section 2.8(b) in its entirety and substituting the following in lieu thereof:

(b)           Upon establishment of the above-referenced accounts and receipt of the above-referenced Loan Documents, duly executed by the Established Franchisee Borrower and each Guarantor, and if requested by Sponsor, confirmation by Servicer of its first-priority security interest in the Collateral, Servicer shall notify the relevant Established Franchisee Borrower and Sponsor that the Established Franchisee Borrower may request Advances pursuant to the Established Franchisee Line of Credit Commitment and its Term Loan; provided, however, that the minimum amount of each Advance shall be $500.  Each Advance made pursuant to the Established Franchisee Line of Credit

Commitment shall be made by Servicer for the sole purposes of (i) honoring requests from the Established Franchisee Borrower, made through the Aaron’s Proprietary System, for ACH transfers to suppliers of Merchandise in payment of Approved Invoices, and (ii) honoring requests from the Established Franchisee Borrower for such Advances made via ACH transfers to an operating account or other location specified by such Established Franchisee Borrower (and granted a vendor identification number by Sponsor) for working capital purposes.  The Established Franchisee Borrowers shall not be authorized to use the DDA Account for any other purpose.  The proceeds of each Term Loan will be used for such purposes as have been approved by the Sponsor.

(e) The Servicing Agreement is hereby amended by deleting Section 2.10 in its entirety and substituting the following in lieu thereof:

(a)           All outstanding Advances made pursuant to the Established Franchisee Line of Credit Commitment with respect to each Established Franchisee Line of Credit Loan shall be due and payable in full on the Maturity Date of such Loan, if not sooner accelerated in accordance with the terms of the applicable Loan Documents.  In addition, the outstanding Advances made pursuant to the Established Franchisee Line of Credit Commitment pursuant to each Established Franchisee Line of Credit Loan shall not exceed the sum of the Established Franchisee Borrowing Base for such Established Franchisee Borrower, minus the outstanding principal amount of such Established Franchisee Borrower Term Loan, as determined by Sponsor on the fifth Business Day of each month (as determined on the last day of the preceding calendar month) and reported to Servicer on such date.  Servicer shall be entitled to rely upon the calculation of the Established Franchisee Borrowing Base for each Established Franchisee Borrower submitted by Sponsor for all purposes hereunder.  Upon receipt of the Established Franchisee Borrowing Base, Servicer shall input such information into Servicer’s loan records to be effective as of the date which is two Business Days after receipt of such information. The statements prepared to be delivered to each Established Franchisee Borrower with respect to the next Payment Date shall be prepared requiring a repayment of any Advances outstanding on the fifth Business Day of such month in excess of relevant Established Franchisee Borrowing Base as delivered to Servicer by Sponsor on such date.  In addition, however, Servicer, on the date which is two Business Days after receipt of such calculation from Sponsor, shall notify the Established Franchisee Borrowers in writing (including facsimile) of the new Established Franchisee Borrowing Base for such Borrower and shall require that such Established Franchisee Borrower repay on the next Payment Date any additional Advances made pursuant to the Established Franchisee Line of Credit Commitment made since the date of the preparation of the statement for such Payment Date if necessary to avoid any overadvance as of such date.  Upon the earlier of one (1) Business Day after notice from the Sponsor to the Servicer or the next Payment Date, each Established Franchisee Borrower shall prepay its outstanding Advances made pursuant to the Established Franchisee Line of Credit Commitment in excess of the relevant Established Franchisee Borrowing Base.

(b)           Each Established Franchisee Term Loan shall have a term of no longer than 4 years and shall be repaid in equal monthly installments of principal with an amortization period of not more than seven (7) years as specified by Sponsor in its Funding Approval Notice, with the final installment being due and payable on the Maturity Date in an amount equal to the entire outstanding principal balance of the Term Loan.

(f)            The Servicing Agreement is hereby amended by replacing Exhibit E thereto with Exhibit E attached hereto.

3.             Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written (the “Effective Date”) when (i) this Amendment shall have been executed and delivered by Sponsor to the Servicer and Servicer shall have executed the same, and (ii) Amendment No. 2 to Loan Facility Agreement and Guaranty described in the preamble hereto shall have been executed and delivered by the parties thereto.

4.             Representations and Warranties of Sponsor.  Sponsor, without limiting the representations and warranties provided in the Servicing Agreement, represents and warrants to the Servicer as follows:

(a)           The execution, delivery and performance by Sponsor of this Amendment are within Sponsor’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Sponsor or any indenture, agreement or other instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

(b)           This Amendment constitutes the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms.

(c)           No Unmatured Credit Event or Credit Event has occurred and is continuing as of the Effective Date.

5.               Survival.  Each of the foregoing representations and warranties and each of the representations and warranties made in the Servicing Agreement shall be made at and as of the Effective Date.  Each of the foregoing representations and warranties shall constitute a representation and warranty of Sponsor under the Servicing Agreement, and it shall be a Credit

Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made.  Each of the representations and warranties made under the Servicing Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Servicer.

6.               No Waiver, Etc.  Sponsor hereby agrees that nothing herein shall constitute a waiver by the Servicer of any  Credit Event, whether known or unknown, which may exist under the Servicing Agreement.  Sponsor hereby further agrees that no action, inaction or agreement by the Servicer, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Servicing Agreement which may have occurred with respect to any obligation during the terms of the Servicing Agreement or any portion thereof, or any other matter relating to the Servicing Agreement, shall require or imply any future indulgence, waiver, or agreement by the Servicer. In addition, Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Servicer with regard to any of the obligations due under the terms of the Servicing Agreement as of the date of this Amendment.

7.               Ratification of Servicing Agreement.  Except as expressly amended herein, all terms, covenants and conditions of the Servicing Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Servicing Agreement as amended herein.  All future references to the Servicing Agreement shall be deemed to refer to the Servicing Agreement as amended hereby.

8.               Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

9.               Costs, Expenses and Taxes.  Sponsor agrees to pay on demand all reasonable costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Servicer with respect thereto and with respect to advising the Servicer as to its rights and responsibilities hereunder and thereunder.  In addition, Sponsor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

10.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

11.             Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

12.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier.  Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

AARON RENTS, INC.

By:	/s/ Gilbert L. Danielson
Name: Gilbert L. Danielson
Title: Executive VP and CFO

SUNTRUST BANK, as Servicer

By:	/s/ Donald M. Thompson
Name: Donald M. Thompson
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 1

TO SERVICING AGREEMENT]

EXHIBIT E

TO

SERVICING AGREEMENT

AARON RENTS, INC. FRANCHISEE

LOAN PROGRAM

FORM OF FUNDING APPROVAL NOTICE

Type of Borrower	[ ]	Startup Franchisee	[ ]	Established Franchisee

Legal Name of Franchisee:

Principal Place of Business:

State of Organization:

Legal Entity Type:

Federal Tax Identification
Number (if corporation) or
Social Security Number (if
individual):

Type of Loan Commitment:	[ ]	Startup Franchisee
	[ ]	Established Franchisee Line of Credit
Commitment
	[ ]	Established Franchisee Term Loan
Commitment

Amount of Term Loan Commitment

Amount of Revolving Loan Commitment

Commitment Fee(1):

Closing Fees(2):

(1)  Not to exceed 100 basis points

(2)  [$500 per store location] [$5,000 in the case of Established Franchisee Borrowers that have customized financial covenants as specified by Sponsor in accordance with Section 6 of the Servicing Agreement]

Proceeds of Term Loan

Closing Date:

Interest Rate:	Prime Rate plus %

Term Loan Amortization(3):

Locations of Collateral:
(if different from principal	Complete address and county
place of business)
Complete address and county

Complete address and county

Guarantor(s):
Name

Social Security Number

Complete Address

Guarantor(s) (Continued):
Name

Social Security Number

Complete Address

Name

Social Security Number

Complete Address

Non-Guaranteeing Spouse(s):
Name

Complete Address

Name

Complete Address

(3)  Not to exceed 4 years.

Name

Complete Address

Individual/Entity Subordinating:
Name
Any corporate trade names
used in the last 5 years:

Permitted Liens

Subsidiaries

Copy of Franchisee
Application Executed by
Franchisee Attached	[ ]	YES	[ ]	NO

[Copy of Franchise
Agreement Executed by
Franchisee Attached	[ ]	YES	[ ]	NO]

Copy of Corporate Documents
Attached	[ ]	YES	[ ]	NO

Copy of Good Standing Certificate
from State in which the Franchisee is
organized or formed Attached	[ ]	YES	[ ]	NO

FOR ESTABLISHED FRANCHISEE ONLY:  [  ] See attached spreadsheet for non-standard financial covenants.

Pursuant to Section 2.1 of that certain Servicing Agreement executed in connection with that certain Loan Facility Agreement and Guaranty dated as of March 30, 2001 (as amended, the “Agreement”) by and between SunTrust Bank (“ST”) and each of the other lending institutions party thereto (ST, such lenders, together with any assignees thereof becoming “Participants”), and SunTrust Bank, as servicer and agent for the Participants (in such capacity, the “Servicer”), and Aaron Rents, Inc. (“Aaron”), Aaron hereby certifies to the Servicer that it has approved the Dealer for a franchise license and for participation in the Program and directs the Servicer to establish a Loan Commitment to the above-referenced Dealer in accordance with the terms set forth herein and pursuant to the terms and subject to the further conditions of the Agreement and the Servicing Agreement.  Sponsor hereby expressly consents to the liens granted by the above-referenced Dealer, in favor of the Servicer.

AARON RENTS, INC.	,

By:	Title: